EXHIBIT 99.2

LIMITED POWER OF ATTORNEY FOR SECTION 13 FILINGS

I, the undersigned, in each case, do hereby make, constitute and appoint Michael R. Anderson, as my true and lawful attorney for the purposes hereinafter set forth, effective as of this 22nd day of September, 2023.

References in this limited power of attorney to “my Attorney” are to the person named above and to the person substituted hereunder pursuant to the power of substitution granted herein.

I hereby grant to my Attorney, for me and in my name, place and stead, the power:

1.	To execute for and on my behalf, in my capacity set forth on my respective signature block below, with respect to the common stock, par value $0.01 per share (“Common Stock”), of Global Net Lease, Inc. (the “Issuer”), any Schedule 13D and all and any amendments thereto, in accordance with Section 13 of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder (the “Exchange Act”);

2.	To do and to perform any and all acts for and on my behalf that may be necessary or desirable to complete and execute any such Schedule 13D, and to timely file such schedule, form or amendment thereto with the United States Securities and Exchange Commission (the “SEC”) and any stock exchange or similar authority; and

3.	To take any other action of any type whatsoever that, in the opinion of my Attorney, may be necessary or desirable in connection with the foregoing grant of authority, it being understood that the documents executed by my Attorney pursuant to this limited power of attorney shall be in such form and shall contain such terms and conditions as my Attorney may approve.

I hereby grant to my Attorney full power and authority to do and to perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as I might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that my Attorney shall lawfully do or cause to be done by virtue of this limited power of attorney and the rights and powers herein granted. I acknowledge and agree that neither my Attorney nor the Issuer is assuming any of my responsibilities to comply with the Exchange Act.

This limited power of attorney shall remain in full force and effect until I am no longer required to file any Schedule 13D or amendments thereto concerning the Common Stock, unless earlier revoked by me in a signed writing delivered to each of my Attorney and the substitutes therefore, if any. This limited power of attorney may be filed with the SEC as a confirming statement of the authority granted herein.

[Signature Pages Follow]

IN WITNESS WHEREOF, I have hereunto set my hand to this instrument on the date first above written.

Date: September 22, 2023

BELLEVUE CAPITAL PARTNERS, LLC

By:	/s/ Michael R. Anderson
Name: Michael R. Anderson Title: General Counsel

MWM PIC, LLC

By:	/s/ Michael R. Anderson
Name: Michael R. Anderson Title: Authorized Signatory

MWM I, LLC

By:	/s/ Michael R. Anderson
Name: Michael R. Anderson Title: Authorized Signatory

AR CAPITAL, LLC

By:	/s/ Michael R. Anderson
Name: Michael R. Anderson Title: Authorized Signatory

AR GLOBAL INVESTMENTS, LLC

By:	/s/ Michael R. Anderson
Name: Michael R. Anderson Title: Authorized Signatory

American Realty Capital Global II Special LP LLC

By:	/s/ Michael R. Anderson
Name: Michael R. Anderson Title: Authorized Signatory

NICHOLAS S. SCHORSCH

By:	/s/ Nicholas S. Schorsch

NICHOLAS S. SCHORSCH 2016 GRANTOR RETAINED ANNUITY TRUST

By:	/s/ Francis J. Mirabello
Name: Francis J. Mirabello, Trustee

EDWARD M. WEIL, JR.

By:	/s/ Edward M. Weil, Jr.